Exhibit 10.8

Tenancy Agreement

An agreement made on the 14th day of August 2024 between the Landlord and the Tenant as more particularly described in Schedule I.

The Landlord shall let and the Tenant shall take the Premises for the Term and at the Rent as more particularly described in Schedule I and both parties agree to observe and perform the terms and conditions as follow:

1.	The Tenant shall pay to the Landlord the Rent in advance on the last day of each and every calendar month during the Term. If the Tenant shall fail to pay the Rent within 7 days from the due date, the Landlord shall have the right to institute appropriate action to recover the Rent and all costs, expenses and other outgoings so incurred by the Landlord in relation to such action shall be a debt owed by the Tenant to the Landlord and shall be recoverable in full by the Landlord.

2.	The Tenant shall not make any alteration and / or additions to the Premises without prior written consent of the Landlord.

3.	The Tenant shall not assign, transfer, sublet or part with the possession of the Premises or any part thereof to any other person. This tenancy shall be personal to the Tenant named therein.

4.	The Tenant shall comply with all ordinances, regulations and rules of Hong Kong and shall observe and perform the covenants, terms and conditions of the Deed of Mutual Covenant and Sub-Deed of Mutual Covenant (if any) relating to the Premises. The Tenant shall not contravene any negative or restrictive covenants contained in the Government Lease(s) under which the Premises are held from the Government.

5.	The Tenant shall during the Term pay and discharge all charges in respect of water, electricity, gas and telephone and other similar charges payable in respect of the Premises.

6.	The Tenant shall during the Term keep the interior of the Premises in good and tenantable repair and condition (fair wear and tear and damage caused by inherent defects excepted) and shall deliver up vacant possession of the Premises in the same repair and condition on the expiration or sooner determination of this Agreement.

7.	The Tenant shall pay to the Landlord the Security Deposit Payments set out in Schedule I for the due observance and performance of the terms and conditions herein contained and on his part to be observed and performed. Provided that there is no antecedent breach of any of the terms and conditions herein contained, the Landlord shall refund the Security Deposit to the Tenant without interest within 30 days from the date of delivery of vacant possession of the Premises to the Landlord or settlement of any outstanding payment owed by the Tenant to the Landlord, whichever is later. If the Rent and/or any charges payable by the Tenant hereunder or any part thereof shall be unpaid for seven (7) days after the same shall become payable (whether legally demanded or not) or if the Tenant shall commit a breach of any of the terms and conditions herein contained, it shall be lawful for the Landlord at any time thereafter to re-enter the Premises whereupon this. Agreement shall absolutely determine and the Landlord may deduct any loss or damage suffered by the Landlord as a result of the Tenant’s breach from the Security Deposit without prejudice to any other right of action or any remedy of the Landlord in respect of such breach of the Tenant.

8.	Provided the Tenant shall have paid the Rent and other outgoings on the days and in the manner herein provided and observed and perform the terms and conditions herein contained and on the Tenant’s part to be observed and performed, the Tenant shall peacefully hold and enjoy the Premises during the Term without any interruption by the Landlord.

9.	The Landlord shall keep and maintain the structural parts of the Premises including the main drains, pipes and cables in proper state of repair provided that the Landlord’s liability shall not be incurred unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair and remedy the same after the lapse of a reasonable time from the date of service of such notice.

10.	The Landlord shall pay the Property Tax payable in respect of the Premises.

11.	The Landlord and the Tenant agree to be bound by the additional terms and conditions in Schedule II (if any).

12.	Security deposit as set out in Schedule I, paid according to the Tenancy Agreement dated 16th day of August 2023, remains on held by the Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Landlord	Tenant
For and on behalf of	For and on behalf of
Keal Capital Limited	Fundergo Limited

/s/ Mr. Kevin Ng and Mr. Ken Leung	/s/ Mr. Ken Leung
Authorized Signature(s)	Authorized Signature(s)
Name: Mr. Kevin Ng and Mr. Ken Leung	Name: Mr. Ken Leung
Capacity: Director	Capacity: Director

Schedule I

The Premises	Office on Unit 1002,
10th Floor, Tai Sang Bank Building,
No. 130 – 132 Des Voeux Road Central, Hong Kong

The Landlord	Keal Capital Limited

Contact: Mr. Kevin Ng
Contact No: 9227 4227
Address: Office on Unit 1001,
10th Floor, Tai Sang Bank Building,
No. 130 – 132 Des Voeux Road Central, Hong Kong

The Tenant	Fundergo Limited
Contact: Mr. Ken Leung
Contact No: 9286 0898
Address: Office on Unit 1001,
10th Floor, Tai Sang Bank Building,
No. 130 – 132 Des Voeux Road Central, Hong Kong

Term	From 1 September 2024 to 31 August 2025
(both days inclusive)

Rent	HK$29,400- per month inclusive

Security Deposit	HK$88,200-

Schedule II

1.	User

The Tenant shall not use or permit to be used the Premises or any part thereof for any purpose other than for Commercial purpose only.

2.	The Landlord shall be responsible for the following payments payable in respect of the Premises during the Term

(a)	Management fee

(b)	Government Rates

(c)	Government Rent

3.	Break Clause

Notwithstanding anything to the contrary hereinbefore contained, either party shall be entitled to terminate this Agreement earlier than as herein provided by serving not less than one month’s written notice or by paying one month’s Rent in lieu to the other party provided that the said written notice shall not be served before the expiration of the 12th month of the Term of Tenancy.

4.	Others

The Tenant shall not make any modification to the facilities in the toilet room.

4